Exhibit 10.13
Amendment of Long Term Incentive Plan

The Moog Inc. 2014 Long Term Incentive Plan (the “2014 LTI Plan”) was adopted by the Board, following the recommendation of the Executive Compensation Committee, on November 11, 2014 and was approved by shareholders on January 7, 2015.
In developing the new awards to be administered under the 2014 LTI Plan and upon a more detailed review of the provisions regarding “Shares Subject to the Plan,” it was determined that the language in this section does not clearly deliver the original intention with regard to share limitations. In the interest of gaining shareholder approval, the Plan provisions were in intended such that:
(1)Shares of Class B Common Stock issued under the Plan will not have the effect of increasing the number of authorized and issued shares above the number on the Effective Date (January 7, 2015);
(2)Awards that are cancelled or forfeited will be available again for grant against the 2,000,000 shares authorization approved by shareholders; and
(3)Shares tendered or withheld to satisfy exercise cost(s) or tax withholding(s) will not be available again for grant against the 2,000,000 shares authorization approved by shareholders
The existing Plan language does not clearly deliver the original intention of item (3) listed above in that the restriction does not only apply to the 2,000,000 shares authorization. The current language provides for unintended additional restrictions on the specific shares available for allocation for awards granted under the 2014 LTI Plan. We recommend an amendment be made to the 2014 LTI Plan to clarify the share limitation language and remove these unintended restrictions from the administration of the 2014 LTI Plan. This amendment can be made directly by the Board and does not require shareholder approval as it is not a material change to the 2014 LTI Plan and does not have a dilutive effect against the terms originally approved by the shareholders in January 2015.
We would appreciate the Board’s consideration in passing the following resolution:
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Exhibit 10.13

RESOLUTION Regarding “First Amendment
to the Moog Inc. 2014 Long Term Incentive Plan”

    RESOLVED, that the “First Amendment to the Moog Inc. 2014 Long Term Incentive Plan,” in the form as included in the materials distributed in connection with this meeting and made a part hereof (the “Amendment”), be and hereby is, approved, and that the officers of this Company be, and hereby are, authorized to execute the Amendment and to take whatever action they deem necessary or appropriate to implement the Amendment and the provisions thereof.

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Exhibit 10.13

FIRST AMENDMENT
TO THE
MOOG INC. 2014 LONG TERM INCENTIVE PLAN

WHEREAS, the Moog Inc. 2014 Long Term Incentive Plan (the “Plan”) was adopted effective January 7, 2015; and
WHEREAS, the Board of Directors of Moog Inc. (the “Board”) reserved the right under Section 21 of the Plan to amend the Plan; and
WHEREAS, the Board now wishes to amend the Plan to clarify the intent and scope of the share counting and tax withholding provisions of Section 3 of the Plan;
NOW, THEREFORE, the Plan is hereby amended, effective November __, 2015, as follows:
1.    Section 3(a) is amended by deleting the third sentence thereof and replacing it as follows:
“Any Shares of Class B Common Stock issued by Moog in settlement of an Award may not have the effect of increasing the number of authorized and issued Shares of Class B Common Stock above the number of Shares of Class B Common Stock that are authorized and issued as of the Effective Date.”

2.    Section 3(e) is amended by adding the following language to the beginning of the second sentence thereof:
“Solely for purposes of the Share limitation stated in the first sentence of Section 3(a),”

3.In all other respects the Plan remains unchanged.

                                Moog Inc.
Dated:_______________________                By:_________________________
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